Exhibit 99.1

Jessica Simpson Selects Sequential Brands Group as Partner for The Jessica Simpson Collection

•	Sequential Brands Group Signs Definitive Agreement to Acquire Majority Interest in the Jessica Simpson Collection Brand

•	License with Camuto Group for Jessica Simpson Collection Footwear Being Extended Through New Long-Term Agreement

NEW YORK – April 2, 2015 – Sequential Brands Group, Inc. (NASDAQ:SQBG) (“Sequential” or the “Company”) announced today that it has signed a definitive agreement to acquire a majority interest in the Jessica Simpson brand, including the Jessica Simpson Collection master license and other rights. Brand Founder Jessica Simpson, who selected Sequential as her new business partner, will continue to own the balance of the equity. The transaction, which is expected to close within 90 days, is subject to customary closing conditions and regulatory approvals.

Founded in 2005, the Jessica Simpson Collection is a signature lifestyle concept inspired by and designed in collaboration with Jessica Simpson. The growing brand offers 31 product categories including footwear, apparel, fragrance, fashion accessories, maternity apparel, girls clothing and a home line. The brand is supported by nearly 20 best-in-class licensees and has strong department store distribution through Dillard’s, Macy’s, Belk, Lord & Taylor and Nordstrom, among other independent retailers. Annual retail sales for the brand are approximately $1 Billion.

“I am extremely honored to partner with Sequential Brands Group to continue the growth and integrity of the Jessica Simpson Collection,” said Ms. Simpson. “Working together with the powerful management team at Sequential and with all of our trusted retailers and licensees, including Camuto Group, there is no limit to our success.  I’m as committed as I was ten years ago.  Here’s to the next billion.”

Tina Simpson, Creative Director of The Jessica Simpson Collection, will continue to be an integral part of Ms. Simpson’s LA based team.

“Jessica Simpson is an entertainment and style icon who successfully built an incredibly strong fashion brand with best-in-class licensees and leading retail partners,” stated Yehuda Shmidman, CEO of Sequential. “Sequential is thrilled to partner with Jessica, her team and all the brand’s licensing partners, including Camuto Group for footwear. Together with Sequential’s global activation platform, we believe the brand will continue to grow in current markets and in new markets around the world.”

Concurrently with the closing, Camuto Group’s master license for the Jessica Simpson Collection will be replaced with a newly signed long-term license agreement to manufacture and distribute footwear.

Alex Del Cielo, CEO of Camuto Group, commented “We are excited to work with Sequential and to continue working closely with Jessica and the Jessica Simpson brand. We have enjoyed many years of success with Jessica and we are committed and looking forward to many more years ahead.”

Financial Update:

Post-closing, the Company is projecting forward 12-month royalty revenues of $88.0 - $90.0 million and $53.5 - $55.0 million of Adjusted EBITDA from the Company’s total brand portfolio.  Further guidance related to the fiscal year 2015 will be provided upon closing of the acquisition.

Other:

Sequential has obtained committed financing from Bank of America and GSO Capital Partners LP, an affiliate of Blackstone Group. The acquisition is expected to close within 90 days and is expected to be immediately accretive.

David Levin of DL Business Management and Charles Grimes of Grimes, LLC were responsible for structuring the transaction on behalf of Ms. Simpson and advised Ms. Simpson on valuation, intellectual property and licensing matters.  Mitchell C. Littman of Littman Krooks LLP advised Ms. Simpson on corporate legal matters.

The deal team that represented Sequential during the acquisition was led by Tengram Capital Partners. Gibson, Dunn & Crutcher LLP advised Sequential on the acquisition. White & Case LLP advised Sequential on the financing.

ABOUT SEQUENTIAL BRANDS GROUP, INC.

Sequential Brands Group, Inc. (Nasdaq:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, active, and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential's website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

ABOUT THE JESSICA SIMPSON COLLECTION

The Jessica Simpson® Collection is inspired by and designed in collaboration with Jessica Simpson, entertainment, music and style icon.  This lifestyle collection reflects all that is modern Americana: it is iconic, fashion-forward, accessible, free-spirited, timeless and affordable.  The product offerings span 31 classifications – including footwear, outerwear, sunglasses, optical frames, handbags and handbag accessories, swimwear, perfume, legwear, scarves/hats/wraps, jewelry, intimates, slippers, cold weather accessories, luggage, dresses, jeanswear, sportswear, athleisure, fine jewelry, tween footwear, coats, swimwear, legwear and apparel, maternity apparel, toddler apparel.  The growing home product offerings include, bedding, towels and kitchen and bath accessories.  The collection, like Jessica herself, is classically familiar, approachable yet inspirational, sexy yet sweet, flirtatious and whimsical, vintage at times, but always of-the-moment.  The Jessica Simpson® Collection is currently available in over 2,500 points of distribution worldwide.

About Camuto Group

Camuto Group is a leading organization for design, development and distribution of women’s fashion footwear. Renowned for its ability to develop lifestyle brands on a global scale, Camuto Group is building on the success of the Vince Camuto® and VC Signature Vince CamutoTM brands, extending into collections such as the recently introduced Louise et Cie® brand, Two By Vince Camuto® brand and a menswear line.  Camuto Group holds the footwear licenses for brands such as Jessica Simpson®, BCBGeneration®, BCBGMAXAZRIA® and Lucky Brand®.  Camuto Group’s portfolio also includes the sourcing of footwear for Tory Burch®, as well as a partnership with Bernard Chaus.  Revered for its ability to design and source, Camuto Group and its partners operate 95 retail locations globally and products are sold in over 5,400 doors worldwide.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions.  Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) changes in the Company's competitive position or competitive actions by other companies; (iv) the Company's ability to maintain strong relationships with its licensees and retail partners; (v) the Company's ability to retain key personnel; (vi) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (vii) the Company's ability to successfully attract new brands; (viii) the Company's ability to identify suitable targets for acquisitions; (ix) the Company's ability to obtain financing for the acquisitions on commercially reasonable terms; (x) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (xi) the Company's ability to integrate successfully the new acquisitions into its ongoing business; (xii) the Company's ability to achieve the anticipated results of these and other potential acquisitions; (xiii) the Company's largest stockholders control a significant percentage of the Company's common stock and appointed two members to the Company's board of directors, which may enable them to exert influence over corporate transactions and matters affecting the rights of the Company's stockholders; (xiv) the Company's ability to comply with government regulations; (xv) changes in laws or regulations or policies of federal and state regulators and agencies; and (xvi) other circumstances beyond the Company's control. Refer to section entitled "Risk Factors" set forth in the Company's Annual Reports on Form 10-K and the Company’s Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures:

See reconciiliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance in accordance with U.S. GAAP.

For media inquiries, contact:

Sequential Brands Group

Jaime Cassavechia

212-518-4771 x108; jcassavechia@sbg-ny.com

Jessica Simpson

Lauren Auslander

212-373-6136; Lauren.auslander@pmkbnc.com

Non-GAAP Financial Measure Reconciliation

(in thousands, except per share data)

	(Unaudited)
	Projected Next Twelve Months Post Closing (a)
	High	Low
GAAP net income	$14,067	$13,092

Adjustments:
Interest expense, net	22,333	22,333
Depreciation and amortization	1,840	1,840
Taxes	7,576	7,051
Estimated deal costs and other (b)	3,500	3,500
Non-cash compensation - performance based awards (c)	3,434	3,434
Non-cash compensation - restricted stock (d)	2,250	2,250
	40,933	40,408

Adjusted EBITDA (1)	$55,000	$53,500

	(Unaudited)
	Projected Next Twelve Months Post Closing (a)
	High	Low

GAAP net income	$14,067	$13,092

Adjustments:
Estimated deal costs and other (b)	3,500	3,500
Tax effect of above items	(1,225)	(1,225)
Total non-GAAP adjustments	2,275	2,275

Non-GAAP net income (2)	$16,342	$15,367

	(Unaudited)
	Projected Next Twelve Months Post Closing (a)
DILUTED EPS:	High	Low

GAAP earnings per share	$0.34	$0.32

Adjustments:
Estimated deal costs and other (b)	0.08	0.08
Tax effect of above items	(0.03)	(0.03)
Total non-GAAP adjustments	$0.05	$0.05

Non-GAAP earnings per share (2)	$0.39	$0.37

RECONCILIATION OF TWELVE MONTH FORWARD GUIDANCE ADJUSTMENT:	High	Low
2015 EPS Guidance provided on November 6, 2014	$0.38	$0.35
Full Year accretion of acquisition	0.06	0.06
Projected Next Twelve Months Post Closing EPS	$0.44	$0.41
Non-cash compensation - performance based awards (c)	(0.05)	(0.05)
Projected Next Twelve Months Post Closing EPS - including Performance Based Awards (3)	$0.39	$0.37

(1)	Adjusted EBITDA is defined as net income, excluding interest expense, taxes, depreciation and amortization, and excluding estimated deal costs and other and non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income excluding estimated deal costs and other. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(3)	Amounts may not foot due to rounding.

(a)	Projected next twelve months for after the acquisition closes. The acquisition is expected to close within the next 90 days. Because of the uncertainty of the closing date of the acquisition, the Company cannot estimate the financial impact on the current fiscal year 2015.

(b)	Represents deal and other one-time costs related to the Company's acquisition transactions primarily related to legal, advisory and accounting costs that are not representative of the Company's day-to-day licensing business.

(c)	Represents non-cash expenses related to (1) 210,500 performance based awards granted under the Company's 2013 Stock Incentive Compensation Plan and (2) 153,389 performance based awards for the 2015 portion granted under the Company's 2013 Stock Incentive Compensation Plan which the Company anticipates will be earned in 2015. Excludes (1) future mark-to-market adjustments to non-cash compensation provided to consultants for performance based awards and (2) 195,444 performance based awards which the Company does not anticipate will be earned at this time.

(d)	Excludes future mark-to-market adjustments to non-cash compensation provided to consultants.